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                                                                     EXHIBIT 5.1

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                                     October ___, 2003




HLI Operating Company, Inc. and each of
         the entities listed on Schedule I hereto
15300 Centennial Drive
Northville, Michigan  48167


         Re:      HLI Operating Company, Inc.
                  10 1/2% Senior Notes due 2010
                  Registration Statement on Form S-4

Ladies and Gentlemen:

                  We have acted as special counsel to HLI Operating Company, Inc., a Delaware corporation (the "Company"), and each of the Guarantors (as defined herein) in connection with the public offering of $250,000,000 aggregate principal amount of the Company's 10 1/2% Senior Notes due 2010 (the "Exchange Notes") and the guarantees thereof (the "Guarantees") by the Guarantors. The Indenture, dated as of June 3, 2003 (as amended and supplemented, the "Indenture"), by and among the Company, the guarantors party thereto and U.S. Bank National Association, as Trustee (the "Trustee"), provides for the guarantee of the Exchange Notes by each of HLI Parent Company, Inc., a Delaware corporation and the holder of all of the issued and outstanding common stock of the Company ("HLI Parent"), Hayes Lemmerz International, Inc., a Delaware corporation and the sole stockholder of HLI Parent ("Hayes"), and the subsidiaries of the Company set forth on Schedule I hereto (collectively with HLI Parent and Hayes, the "Guarantors"), to the extent set forth in the Indenture. The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the Company's issued and outstanding 10 1/2% Senior Notes due 2010 (the "Original Notes") issued under the Indenture, together with guarantees thereof, as contemplated by the Registration Rights Agreement, dated as of June 3, 2003 (the "Registration Rights Agreement"), by and among the Company, the guarantors party thereto and Citigroup



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HLI Operating Company, Inc. and each of
         the entities listed on Schedule I hereto
October___, 2003
Page 2


Global Markets Inc. and Lehman Brothers Inc., the initial purchasers of the Original Notes.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 with respect to the Exchange Offer (Registration Statement No. 333-107539), as filed with the Securities and Exchange Commission (the "Commission") on July 31, 2003 and amended by Amendment No. 1 thereto as filed with the Commission on September 25, 2003 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Indenture; (iii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect; (iv) the By-Laws of the Company, as currently in effect; (v) the certificate of incorporation and by-laws of each of the Guarantors that is incorporated under the laws of the State of Delaware or the State of Texas (the "DE/TX Guarantors") and set forth on Schedule II hereto; (vi) certain resolutions adopted by the board of directors of the Company and by the board of directors of each of the DE/TX Guarantors relating to the Exchange Offer, the Exchange Notes and the Guarantees, and related matters; (vii) the form of the Exchange Notes; and (viii) executed copies of the Guarantees. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the DE/TX Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the DE/TX Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents


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HLI Operating Company, Inc. and each of
         the entities listed on Schedule I hereto
October___, 2003
Page 3



executed or to be executed, we have assumed that all parties thereto (other than the Company and the DE/TX Guarantors) had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, by all parties thereto (other than the Company and the DE/TX Guarantors), and the execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the DE/TX Guarantors and others and of public officials.


                  We understand that you have separately received the opinion of Patrick C. Cauley, General Counsel and Secretary to the Company, a copy of which has been filed as Exhibit 5.2 to the Registration Statement, with respect to certain of the assumptions contained herein relating to the Non-DE/TX Guarantors, and we are advised that such opinion contains qualifications. Our opinions herein stated are based on the assumptions specified above and we express no opinion as to the effect on the opinions herein stated of the qualifications contained in such other opinion.

                  Our opinions set forth herein are limited to (i) the General Corporation Law of the State of Delaware (the "GCL"), (ii) the Business Corporation Law of the State of Texas, and (iii) those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer, without our having made any special investigation as to the applicability of any specific law, rule or regulation (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any other laws on the opinions herein stated.

                  Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of the Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer:


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HLI Operating Company, Inc. and each of
         the entities listed on Schedule I hereto
October___, 2003
Page 4


         (i) the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

         (ii) the Guarantee of each of the Guarantors will constitute the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms,

except, in each case, to the extent that enforcement thereof may be limited by
(A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  In rendering the opinions set forth above, we have assumed that (1) the execution and delivery (a) by the Company of the Exchange Notes,
(b) by the Company and the Guarantors of the Indenture and (c) by the Guarantors of the Guarantees, and (2) the performance by the Company and the Guarantors of their respective obligations thereunder, do not and will not (i) violate any law, rule or regulation to which the Company, the Guarantors or any of their respective properties is subject, other than Opined on Law, or (ii) violate, conflict with or constitute a default under any agreement or instrument to which the Company, the Guarantors or their respective properties is subject, except that we do not make this assumption with respect to those agreements and instruments which have been identified to us by the Company as being material to the Company and the Guarantors and which are listed under Item 21(a) in Part II of the Registration Statement. In addition, in rendering our opinion set forth in paragraph (ii) above with respect to the enforceability of the Guarantees of the Non-DE/TX Guarantors against each of the Non-DE/TX Guarantors, we have assumed that the execution and delivery by each of Non-DE/TX Guarantors of the Indenture and the Guarantee to which each is a party and the performance of each Non-DE/TX Guarantor of its obligations thereunder do not and will not violate, conflict with or constitute a breach or default under the certificate of incorporation or the by-laws or comparable organizational documents of such Non-DE/TX Guarantor.



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HLI Operating Company, Inc. and each of
         the entities listed on Schedule I hereto
October___, 2003
Page 5


                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                Very truly yours,





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                                   SCHEDULE I

Hayes Lemmerz International, Inc., a Delaware corporation
HLI Parent Company, Inc., a Delaware corporation
HLI Wheels Holding Company, Inc., a Delaware corporation
HLI Powertrain Holding Company, Inc., a Delaware corporation
HLI Commercial Highway Holding Company, Inc., a Delaware corporation
HLI Brakes Holding Company, Inc., a Delaware corporation
HLI Services Holding Company, Inc., a Delaware corporation
Hayes Lemmerz International - La Mirada, Inc., a Delaware corporation
Hayes Lemmerz International - Sedalia, Inc., a Delaware corporation
Hayes Lemmerz International - Bowling Green, Inc., a Delaware corporation Hayes Lemmerz International - Commercial Highway, Inc., a Delaware corporation Hayes Lemmerz International - California, Inc., a Delaware corporation
Hayes Lemmerz International - Georgia, Inc.,  a Delaware corporation
Hayes Lemmerz International - Homer, Inc.,  a Delaware corporation
Hayes Lemmerz International - Huntington, Inc.,  a Delaware corporation
Hayes Lemmerz International - Kentucky, Inc.,  a Delaware corporation
Hayes Lemmerz International - Mexico, Inc.,  a Delaware corporation
Hayes Lemmerz International - Texas, Inc., a Texas corporation
HLI Netherlands Holdings, Inc., a Delaware corporation
Hayes Lemmerz International - Laredo, Inc., a Texas corporation
Hayes Lemmerz International Import, Inc., a Delaware corporation
Hayes Lemmerz International - Howell, Inc., a Michigan corporation
Hayes Lemmerz International - CMI, Inc., a Michigan corporation
Hayes Lemmerz International - Bristol, Inc., a Michigan corporation
Hayes Lemmerz International - Cadillac, Inc., a Michigan corporation
Hayes Lemmerz International - Equipment & Engineering, Inc., a Michigan
                              corporation
Hayes Lemmerz International - Montague, Inc., a Michigan corporation
Hayes Lemmerz International - PCA, Inc., a Michigan corporation
Hayes Lemmerz International - Petersburg, Inc., a Michigan corporation
Hayes Lemmerz International - Southfield, Inc., a Michigan corporation
Hayes Lemmerz International - Technical Center, Inc., a Michigan corporation Hayes Lemmerz International - Transportation, Inc., a Michigan corporation Hayes Lemmerz International - Wabash, Inc., an Indiana corporation
HLI Summerfield Realty Corp., a Michigan corporation
HLI Realty, Inc., a Michigan corporation
CMI - Quaker Alloy, Inc., a Pennsylvania corporation


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                                   SCHEDULE II

Hayes Lemmerz International, Inc., a Delaware corporation
HLI Parent Company, Inc., a Delaware corporation
HLI Wheels Holding Company, Inc., a Delaware corporation
HLI Powertrain Holding Company, Inc., a Delaware corporation
HLI Commercial Highway Holding Company, Inc., a Delaware corporation
HLI Brakes Holding Company, Inc., a Delaware corporation
HLI Services Holding Company, Inc., a Delaware corporation
Hayes Lemmerz International - La Mirada, Inc., a Delaware corporation
Hayes Lemmerz International - Sedalia, Inc., a Delaware corporation
Hayes Lemmerz International - Bowling Green, Inc., a Delaware corporation Hayes Lemmerz International - Commercial Highway, Inc., a Delaware corporation Hayes Lemmerz International - California, Inc., a Delaware corporation
Hayes Lemmerz International - Georgia, Inc.,  a Delaware corporation
Hayes Lemmerz International - Homer, Inc.,  a Delaware corporation
Hayes Lemmerz International - Huntington, Inc.,  a Delaware corporation
Hayes Lemmerz International - Kentucky, Inc.,  a Delaware corporation
Hayes Lemmerz International - Mexico, Inc.,  a Delaware corporation
Hayes Lemmerz International - Texas, Inc., a Texas corporation
HLI Netherlands Holdings, Inc., a Delaware corporation
Hayes Lemmerz International - Laredo, Inc., a Texas corporation
Hayes Lemmerz International Import, Inc., a Delaware corporation